Exhibit 10.1
                      AMENDMENT TO SHARE PURCHASE AGREEMENT

     AMENDMENT, dated as of July 8, 2005 (this "Amendment"), by and among First National Holding S.A., a societe anonyme organized under the laws of Luxembourg ("FNH"), Emergent Telecom Ventures S.A., a societe anonyme organized under the laws of Switzerland ("ETV"), Pisces Investment Limited, a company organized under the Companies Law of Cyprus and wholly-owned subsidiary of FNH and ETV ("Pisces", and together with FNH and ETV, the "Buyers"), and Metromedia International Group, Inc., a Delaware corporation (the "Seller"), to the Share Purchase Agreement, dated as of February 17, 2005, by and among the Buyers and the Seller (as amended by that certain letter agreement among the Buyers and the Seller, dated June 14, 2005, the "Share Purchase Agreement"). Capitalized terms used herein but not otherwise defined herein will have the meanings set forth in the Share Purchase Agreement.

     WHEREAS, the parties hereto wish to amend the Share Purchase Agreement upon the terms and conditions hereinafter set forth to, among other things, (i) eliminate the closing condition that the holders of the Seller's common stock approve the Share Purchase and (ii) set the Closing Date as August 8, 2005; and

     WHEREAS, pursuant to Section 7.4 of the Share Purchase Agreement, the parties hereto may amend the Share Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties hereto agree as follows:

     1. Section 2.2 of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:


     "Section 2.2. Closing; Closing Date. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Share Purchase (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. on August 8, 2005, or (b) at such other place and time or on such other date as the Buyers and the Seller may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date.""

     2. The second sentence of Section 3.1(a) of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

     "The Seller has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby."

     3. Section 3.2(a) of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:


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                                                                               2

     "(a) Authority. The board of directors of the Seller has adopted resolutions: (i) approving and declaring expedient this Agreement and the transactions contemplated hereby, including, without limitation, the Share Purchase; and (ii) declaring that it is for the best interests of the Seller that the Seller enters into this Agreement and consummates the Share Purchase upon the terms and subject to the conditions set forth in this Agreement. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by each of the Buyers, constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (y) laws of general applicability relating to or affecting creditors' rights and (z) general equity principles."

     4. Section 3.2(c)(i) of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(i) the filing with the United States Securities and Exchange Commission (the "SEC") of (A) current reports on Form 8-K and (B) such other filings and reports that may be required in connection with this Agreement and the transactions contemplated hereby under the applicable United States federal securities laws;"

     5. Section 3.15 of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     6. Section 3.17 of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     7. Section 4.4 of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

     "Section 4.4 SEC Information. None of the information with respect to the Buyers or any of their respective Subsidiaries or Affiliates that the Buyers furnish to the Seller for use in any document required to be filed by the Seller with the SEC, at the time of the filing thereof or at the time of any distribution or dissemination thereof, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading."

     8. Section 5.2 of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     9. Section 5.4(a)(iv) of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     10. The portion of Section 5.4(d) of the Share Purchase Agreement prior to clause (i) thereof is hereby amended and restated in its entirety as follows:


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                                                                               3

     "(d) Notwithstanding the foregoing, nothing in this Agreement shall prevent the Seller or its board of directors from:"

     11. Section 5.4(e)(ii) of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     12. Section 5.5(c) of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(c) The Buyers and the Seller shall not, the Buyers shall not permit any of their respective Subsidiaries to, and the Seller shall not permit the Company or its Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Share Purchase set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being delayed."

     13. Section 5.8 of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     14. Section 6.1(a) of the Share Purchase Agreement is hereby deleted in its entirety and is replaced with the words "intentionally omitted."

     15. Section 6.2(a) of the Share Purchase Agreement is hereby amended by inserting the following at the end thereof:

     "; provided, however, that in no event shall the failure to obtain approval of the Share Purchase from the requisite stockholders of the Seller result in the non-fulfillment of the condition contained in this Section 6.2(a)."

     16. Section 6.2(b) of the Share Purchase Agreement is hereby amended by inserting the following at the end thereof:

     "; provided, however, that in no event shall the failure to obtain approval of the Share Purchase from the requisite stockholders of the Seller result in the non-fulfillment of the condition contained in this Section 6.2(b)."

     17. The portion of Section 7.1 of the Share Purchase Agreement prior to subsection (a) thereof is hereby amended and restated in its entirety as follows:

     "This Agreement may be terminated at any time prior to the Closing Date:"

     18. Sections 7.1(b)(iii), (f)(i), (ii) and (iv), (g), (h) and (i) of the Share Purchase Agreement are each hereby deleted in their respective entirety and are each replaced with the words "intentionally omitted."

     19. The portion of Section 7.1(e) of the Share Purchase Agreement prior to the first proviso thereof is hereby amended and restated in its entirety as follows:


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                                                                               4

     "(e) by the Seller, if the board of directors of the Seller shall approve, subject to complying with the terms of this Agreement, a Superior Proposal in accordance with Section 5.4;"

     20. Sections 7.3(c)(ii), (d) and (e) of the Share Purchase Agreement are each hereby deleted in their respective entirety and are each replaced with the words "intentionally omitted."

     21. The first sentence of Section 7.4 of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

     "Subject to applicable laws, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors."

     22. Section 8.4 of the Share Purchase Agreement is hereby amended and restated in its entirety as follow:

     "Section 8.4. Entire Agreement; Third-Party Beneficiaries. This Agreement, as amended by letter agreement, dated June 14, 2005, and Amendment dated July 8, 2005, and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Seller Disclosure Letter and the Buyers Disclosure Letter, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that any confidentiality agreement entered into between the Seller and any other party or any affiliate of any other party hereto shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided in the following sentence. The provisions of Section 5.9 are intended to be for the benefit of, and shall be enforceable by, the Employees and their respective heirs and personal representatives, and shall be binding on the Buyers and their successors and assigns. In the event the Buyers or one of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors or assigns of such Buyer, as the case may be, honor the obligations set forth in Section 5.9."

     23. Section 8.7 of the Share Purchase Agreement is hereby amended and restated in its entirety as follow:

     "Section 8.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of said State shall be applied


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                                                                               5

in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto: (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York with respect to all actions and proceedings arising out of or relating to this Amendment and the transactions contemplated hereby; (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Amendment or the transactions contemplated hereby except in such courts; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; and (d) irrevocably appoints The Corporation Trust Company in the case of each Buyer and the Corporation Service Company in the case of the Seller as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company in the case of each Buyer and the Corporation Service Company in the case of the Seller at all times as its duly appointed agent in the State of New York for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it in accordance with, and in the manner provided in, Section 8.2 hereof, with such service deemed effective on the fifth day after the date of such mailing."

     24. The second proviso of Section 8.11 of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

     "; provided, further that such assignment is made not less than ten Business Days in advance of the Closing Date."

     25. Article VIII of the Share Purchase Agreement is hereby amended by adding the following new Section 8.14 at the end thereof:

     "Section 8.14. DGCL Section 271. The parties to this Agreement agree that in the event of a challenge under Section 271 of the Delaware General Corporation Law of any provision of this Agreement or the application thereof in any lawsuit or other legal proceeding, whether judicial or administrative, or in the event a court of competent jurisdiction grants an injunction or declares the consummation of the transactions contemplated hereby to be void or unenforceable pursuant to Section 271 of the Delaware General Corporation Law, such challenge, injunction or declaration shall not be deemed to be a breach by any party hereto of any of its representations, warranties or covenants set forth herein and shall not entitle any party to terminate this Agreement pursuant to Section 7.1(b)(i)."

     26. Ratification of Share Purchase Agreement. Except as otherwise expressly provided by this Amendment, all of the terms and conditions of the Share Purchase Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.


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                                                                               6

     27. Term of Agreement. This Amendment shall become effective upon the execution hereof by each of the parties hereto; provided, however, that this Amendment shall terminate, become null and void and otherwise have no further force or effect if (a) the Closing shall not have occurred on or before September 8, 2005; provided further, however, that if the Buyers shall have breached their covenant and agreement to pay the Purchase Price at the Closing and the Seller shall have given written notice of such breach and intention to terminate the Agreement pursuant to and in accordance with Section 7.1(c) of the Share Purchase Agreement, then this Amendment shall not terminate unless the Buyers demonstrate to the reasonable satisfaction of the Seller prior to the expiration of the thirty (30) day period referred to in Section 7.1(c) of the Share Purchase Agreement that they are ready, willing and able to cure such breach and the sole reason the Buyers are prevented from doing so is the existence of an effective Legal Requirement or Order that has the effect set forth in Section 6.1(b) of the Share Purchase Agreement (and upon the termination of this Amendment in such a circumstance, the notice of breach will be rendered null and void) or (b) a Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any permanent, non-appealable Legal Requirement or Order which (i) is in effect and
(ii) has the effect of making the Share Purchase illegal or otherwise restraining, enjoining or prohibiting consummation of the Share Purchase (or the consummation of any other transactions contemplated by the Share Purchase Agreement if it would have the effect of restraining or prohibiting the consummation of the Share Purchase). Upon any termination of this Amendment, the Share Purchase Agreement shall continue in full force and effect in accordance with its terms immediately prior to the execution and delivery of this Amendment and shall be unchanged, unaltered and unaffected by any term or provision of this Amendment that was previously in effect.

     28. Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meanings hereof.

     29. Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of New York and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto: (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York with respect to all actions and proceedings arising out of or relating to this Amendment and the transactions contemplated hereby; (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Amendment or the transactions contemplated hereby except in such courts; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Amendment or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; and (d) irrevocably appoints The Corporation Trust Company in the case of each Buyer and the Corporation Service Company in the case of the Seller as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company in the case of each Buyer and the Corporation Service Company in the case of the Seller at all times as its duly appointed agent in the State of New York for the


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                                                                               7

service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it in accordance with, and in the manner provided in, Section 8.2 of the Share Purchase Agreement, with such service deemed effective on the fifth day after the date of such mailing.

     30. WAIVER OF JURY TRIAL. EACH OF THE BUYERS AND THE SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BUYERS OR THE SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     31. Severability. In the event that any provision of this Amendment or the application thereof becomes or is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties to this Amendment. The parties hereto further agree to replace any such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

     32. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in multiple originals by their authorized officers, all as of the date first above written.


                               THE BUYERS:
                               ----------

                               EMERGENT TELECOM VENTURES S.A.


                               By: /S/ Mohamed Amersi
                                   --------------------------------
                                   Name:  Mohamed Amersi
                                   Title: Director

                               FIRST NATIONAL HOLDING S.A.


                               By: /S/ Peter B. Schuarhasdt
                                   --------------------------------
                                   Name:  Peter B. Schuarhasdt
                                   Title: Managing Director

                               PISCES INVESTMENT LIMITED


                               By: /S/ Mohamed Amersi
                                   --------------------------------
                                   Name:  Mohamed Amersi
                                   Title: Director


                               THE SELLER:
                               ----------

                               METROMEDIA INTERNATIONAL GROUP, INC.


                               By: /S/ Mark S. Hauf
                                   --------------------------------
                                   Name:  Mark S. Hauf
                                   Title: Chairman and Chief Executive Officer